Exhibit 12.1
I, Anastasios Arima, certify that:

1.	I have reviewed this annual report on Form 20-F of IperionX Limited, as amended by Amendment No. 1 thereto on Form 20-F/A;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	May 30, 2023

By:	/s/ Anastasios Arima
Name:	Anastasios Arima
Title:	Chief Executive Officer and Managing Director
(principal executive officer)